Exhibit 99.2

September 4, 2018

NextDecade Provides EPC Status Update

Bechtel, Fluor, McDermott Receive Invitations to Bid on Rio Grande LNG EPC Contract

THE WOODLANDS, Texas, USA (September 4, 2018) -- NextDecade Corporation (“NextDecade”) (NASDAQ: NEXT) announced today a status update regarding engineering, procurement, and construction (“EPC”) services for its Rio Grande LNG project (“RGLNG”) in South Texas.

As previously disclosed, NextDecade and McDermott International, Inc. (“McDermott”) planned to sign a lump-sum turnkey (“LSTK”) EPC contract for the construction of RGLNG by the end of 2Q 2018. NextDecade and McDermott have agreed not to execute an EPC contract for the construction of RGLNG. NextDecade and McDermott believe McDermott will have to secure a joint venture partner in order to successfully execute and financially guarantee an LNG project of RGLNG’s size and scope.

To maintain RGLNG’s projected commercial operations date, as early as 2023, NextDecade has launched a competitive EPC bid process. This process will provide NextDecade with front-end engineering and design (“FEED”) verification and a final LSTK EPC contract based on the existing RGLNG FEED, which was completed in late 2017 by McDermott.

NextDecade received expressions of interest (“EOI”) from multiple EPC contractors to participate in the competitive EPC process. NextDecade reviewed the EOIs against a series of selection criteria to ensure a rigorous competitive EPC bid process. At the conclusion of this review, NextDecade issued formal invitations to bid to Bechtel Corporation,  to Fluor Corporation, and to McDermott. The McDermott invitation stipulates it shall secure  a joint venture partner.

“Our focus remains on selecting an EPC contractor that shares our commitment to safety and is technically and financially capable of successfully delivering the Rio Grande LNG project,” said Matt Schatzman, NextDecade’s President and Chief Executive Officer. “We believe RGLNG’s outstanding location in the Port of Brownsville, access to abundant gas resources in the Permian Basin and Eagle Ford Shale, and decision to use proven technologies – including the APCI C3MR process, Baker Hughes GE rotating equipment, and ABB automation and electrical solutions  – will lead to one of the most competitive greenfield LNG export terminals in the U.S.”

NextDecade anticipates executing a final LSTK EPC contract in 3Q 2019 prior to a final investment decision on the Rio Grande LNG project.

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About NextDecade Corporation

NextDecade is an LNG development company focused on LNG export projects and associated pipelines in Texas. NextDecade intends to develop a portfolio of LNG projects, including the 27 mtpa Rio Grande LNG export facility in Brownsville, Texas and the 4.5 Bcf/d Rio Bravo Pipeline that would transport natural gas from the Agua Dulce area to Rio Grande LNG.  NextDecade’s common stock is listed on the Nasdaq Capital Market under the symbol “NEXT.” NextDecade is headquartered in The Woodlands, Texas.

Located at the Port of Brownsville in South Texas, NextDecade’s Rio Grande LNG project is expected to be a leader among second wave U.S. LNG projects. NextDecade believes its customers and shareholders will benefit from the project’s experienced leadership, proven approach, and optimal location. NextDecade’s technology selections are expected to foster operational reliability and afford NextDecade’s customers access to reliable, low-cost, abundant natural gas from the Permian Basin, Eagle Ford Shale, and other basins.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “believe,” “expect,” “intend,” “plan,” “potential,” and similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of the Company and its subsidiaries. These statements have been based on the Company’s current assumptions, expectations, and projections about future events and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about the Company’s Rio Grande LNG and Rio Bravo pipeline projects and other matters discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other subsequent reports filed with the Securities and Exchange Commission, all of which are incorporated herein by reference.

Any development of the projects remain contingent upon completing required commercial agreements; acquiring all necessary permits and approvals; securing all financing commitments and potential tax incentives; achieving other customary conditions; and making a final investment decision to proceed.  The forward-looking statements in this press release speak as of the date of this release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.  The Company may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.

For further information:

Investors: Patrick Hughes | + 1 (832) 209 8131 | phughes@next-decade.com

Media: Ashley Helmer | + 1 (281) 249 5453 | ahelmer@next-decade.com